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                                ENAMEL0N, INC.
                            1993 STOCK OPTION PLAN

1. Purposes.

            The ENAMELON, INC. 1993 STOCK OPTION PLAN (the "Plan") is intended to provide the employees , directors, independent contractors and consultants of Enamelon, Inc. (the "Company") with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its Shareholders. The Plan allows the Company to grant Incentive Stock options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended [the "Code"]), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code, Stock Appreciation Rights ("SARs") and Stock Depreciation Rights ("SDRs") (collectively the "Options").

2. Shares Subject to the Plan.

            The total number of shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"), that may be subject to Options granted under the Plan shall be 500,000 in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of any NQSO to an employee together with a tandem SAR or SDR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3. Eligibility.

            ISO's may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. Options, other than ISO's, may be granted from time to time under the Plan to one or more employees of the



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Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4. Administration of the Plan.

            (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time or by a Stock Option Committee (the "Committee") comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 [the "1934 Act"]) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted, the character of such Options (whether ISO, NQSO and/or SAR or SDR in tandem with a NQSO) and the number of shares of Common Stock to be subject to each option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors, in its discretion, shall deem relevant. The Board of Directors' determinations on the matters referred to in this paragraph shall be conclusive.

            (b) Notwithstanding anything contained herein to the contrary, the Committee shall have the exclusive right to grant Options to persons subject to
Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 for its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be


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deemed null and void, to the extent permitted by law and deemed advisable by the
Board of Directors.

5. Terms of Options.

            Within the limits of the express provisions of the Plan, the Board or the Committee may grant either ISOs or NQSOs or SARs and/or SDRs in tandem with NQSOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO, at one of the certain specified times during the exercise period of the NQSO as set by the Board or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The optionee, if qranted a SDR in tandem with a NQSO, may receive from the Company at such date after the optionee's exercise of the NQSO with which the SDR is in tandem and the SDR itself, which date shall be determined by the Board or the Committee in its sole discretion, the excess of the fair market value of one share of Common Stock upon the optionee's exercise of the NQSO with which the SDR is in tandem over the greater of the (i) fair market value on the date six months and one day after the exercise of such NQSO and (ii) the option price paid on the exercise thereof, multiplied by the number of shares of Common Stock covered by the NQSO/SDR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

            (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Shareholders of the Company, whichever is earlier.

            (b) The Option Price of the shares of Common Stock subject to each ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System


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(NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or
the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

            (c) The Option Price of the shares of Common Stock subject to an NQSO or a SAR or SDR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion.

            (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

            (e) An SAR may be exercised at any time after six months of the date of the grant thereof during the exercise period of the NQSO with which it is granted in tandem and prior to the exercise of such NQSO, but only within the specified 10 business day period referred to in subsection (e)(3) of Rule 16b-3 of the 1934 Act (generally, the 10 business days immediately following the publication of the Company's quarterly financial information). The exercise of an SAR granted in tandem with an NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. An SDR may be exercised at any time prior to the expiration date of the NQSO granted in tandem with the SDR and after 6 months from the exercise of the NQSO granted in tandem with the SDR. The Board or the Committee has discretion to determine and impose conditions on SDRs such as setting the time of payment at the date six months and one day following the date of exercise, the date of the sale of the Common Stock received upon the exercise of the NQSO which was granted in tandem with the SDR, or some other date (but not


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later than the expiration date of the option), and reducing the amount of the distribution to take into account appreciation in the fair market value of the aforementioned Common Stock prior to the payment of the distribution. The Board or the Committee also has the discretion to alter the terms of the SDRs if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR or SDR may, in the Board's or the Committee's discretion, be made in cash, Common Stock or a combination thereof. An NQSO granted in tandem with an SAR or SDR may not be exercised within six months of the grant thereof.

            (f) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred
(100), and (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option.

            (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, in cash or by certified check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, at the discretion of the Committee or the Board, by the delivery of shares of Common Stock having a fair market value equal to the Option Price (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or at the option of the Committee or the Board, by a combination of cash and such shares (subject to the restriction above) held by the employee that have a fair market value together with such cash that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted a NQSO in tandem with an SAR and/or SDR and desires to exercise such SAR or SDR, such written notice shall so state such intention.

            (h) The holder of an Option shall have none of the rights of a Shareholder with respect to the shares of Common Stock covered by such holder's Option until such shares of


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Common Stock shall be issued to such holder upon the exercise of the Option.

            (i) An ISO granted under the Plan and any NQSO granted under the Plan with an exercise price below the fair market value at the date of grant or other NQSO which the Board or Committee so designates at the time of grant shall not be transferable otherwise than by will or the laws of descent and distribution, and any ISO granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

            (j) The aggregate fair market value, determined as of the time any ISO is granted and in the manner provided for by subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other Incentive Stock Option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

6. Death or Termination of Employment.

            (a) If the employment of a holder of an ISO under the Plan shall be terminated voluntarily by the employee or for cause, such holder's ISO shall expire thirty (30) days after such termination. If such employment shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such ISO may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this Paragraph 6. For the purposes of this subparagraph (a), the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

            (b) If the holder of an ISO under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment other than voluntarily by the employee or for cause, such ISO may, subject to the provisions of subparagraph (f) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within one year after the individual's death.


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            (c) If the holder of an ISO under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such ISO may, subject to the provisions of subparagraph (f) of this Paragraph 6, be exercised at any time within one year after such holder's termination of employment due to the disability.

            (d) An ISO may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the ISO at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the ISO.

7. Leave of Absence.

            For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8. Adjustment Upon Changes in Capitalization.

            (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors


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of the Company or any authorized committee thereof. Notwithstanding anything contained herein to the contrary, no adjustment in the aggregate number of shares of Common Stock available under the Plan (irrespective of any adjustments required in the number of shares of Common Stock issuable upon exercise of outstanding Options) or in the Option Price per share, provided the Option Price in any option agreement issued under the Plan is the initial public offering price of the Company's Common Stock, shall be required, except as otherwise provided in any Option Agreement evidencing the Options, in the event of a stock split or other re-capitalization of the Company, as described above, prior to the consummation of an initial public offering by the Company.

            (b) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares of Common Stock.

9. Further Conditions of Exercise.

            (a) Unless the shares of Common Stock issuable upon the exercise of an Option under the Plan have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares of Common Stock are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

            (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

            (c) The Board or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR and/or SDR until the holder


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reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR and/or SDR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10. Termination, Modification and Amendment.

            The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the Shareholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

            The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

            The Board of Directors of the Company may at any time, prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the Shareholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, materially change the standards of eligibility under the Plan or materially increase the benefits which may accrue to participants under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

            No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.


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11. Effective Date of the Plan.

            The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12. Not a Contract of Employment.

            Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13. Other Compensation Plans.

            The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the employees of the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan for employees of the Company.


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